


<ARTICLE>                     5

<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Balance Sheet & Consolidated Statement of Income and is qualified in its entirety by reference to such financial statements. Amounts in thousands of dollars, except per share amounts.

Earnings per share amounts on this financial data schedule have been restated
for the adoption of Statement of Financial Accounting Standards No. 128,
Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share.
</LEGEND>
<MULTIPLIER>                  1000


<PERIOD-TYPE>                          3-MOS           6-MOS          9-MOS
<FISCAL-YEAR-END>                   DEC-31-1997     DEC-31-1997    DEC-31-1997
<PERIOD-END>                        MAR-31-1997     JUN-30-1997    SEP-30-1997
<CASH>                                  207,255         208,529        233,459
<SECURITIES>                             54,136          46,326         47,063
<RECEIVABLES>                           290,154         305,217        281,396
<ALLOWANCES>                              7,716           7,674          7,706
<INVENTORY>                             358,152         349,501        356,477
<CURRENT-ASSETS>                        976,906         992,376        993,416
<PP&E>                                  853,575         859,233        859,357
<DEPRECIATION>                          400,177         406,487        412,872
<TOTAL-ASSETS>                        1,463,784       1,478,824      1,473,407
<CURRENT-LIABILITIES>                   285,041         301,658        290,802
<BONDS>                                   6,977           7,351          6,080
<PREFERRED-MANDATORY>                         0               0              0
<PREFERRED>                                   0               0              0
<COMMON>                                 14,470          14,470         14,470
<OTHER-SE>                            1,015,176       1,015,648      1,018,684
<TOTAL-LIABILITY-AND-EQUITY>          1,463,784       1,478,824      1,473,407
<SALES>                                 382,813         764,283      1,120,525
<TOTAL-REVENUES>                        382,813         764,283      1,120,525
<CGS>                                   207,293         411,348        603,326
<TOTAL-COSTS>                           287,196         571,748        841,707
<OTHER-EXPENSES>                         (4,071)         (6,568)        (8,917)
<LOSS-PROVISION>                              0               0              0
<INTEREST-EXPENSE>                          559           1,177          1,914
<INCOME-PRETAX>                          99,129         197,926        285,821
<INCOME-TAX>                             35,885          71,373        102,553
<INCOME-CONTINUING>                      63,244         126,553        183,268
<DISCONTINUED>                                0               0              0
<EXTRAORDINARY>                               0               0              0
<CHANGES>                                     0               0              0
<NET-INCOME>                             63,244         126,553        183,268
<EPS-PRIMARY>                              0.58            1.16           1.68
<EPS-DILUTED>                              0.58            1.15           1.67


